UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2004

UNITED DOMINION REALTY TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-10524	54-0857512

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 8.01. Other Events
ITEM 9.01. Financial Statements and Exhibits
Signatures
Exhibit Index
Legality Opinion of Morrison & Foerster LLP
Tax Opinion of Morrison & Foerster LLP

ITEM 8.01. Other Events

     United Dominion Realty Trust, Inc. (the “Company”) has filed with the Securities and Exchange Commission a Prospectus Supplement dated October 18, 2004 to its Prospectus dated June 9, 2004, relating to the issuance and sale by the Company from time to time of up to a total of 5,000,000 shares of the Company’s common stock, $1.00 par value per share, pursuant to the Sales Agreement dated July 3, 2003 with Cantor Fitzgerald & Co., which was filed as Exhibit 99.01 to the Company’s Current Report on Form 8‑K dated and filed with the Securities and Exchange Commission on July 3, 2003 (Commission No. 1‑10524). Subject to the terms of the Sales Agreement, Cantor Fitzgerald & Co. will serve as the Company’s agent in connection with such sales. Morrison & Foerster LLP, as counsel to the Company, has issued its opinion with respect to the legality of the shares of common stock which may be offered and sold under the Company’s Prospectus Supplement dated October 18, 2004 and Prospectus dated June 9, 2004. The legality opinion is attached hereto and incorporated herein by reference as Exhibit 5.01. Morrison & Foerster LLP has also issued its opinion with respect to certain U.S. federal income tax matters, which opinion is attached hereto and incorporated herein by reference as Exhibit 8.01.

ITEM 9.01. Financial Statements and Exhibits

     (c)  Exhibits.

Exhibit No.	Description

5.01	Legality Opinion of Morrison & Foerster LLP.

8.01	Tax Opinion of Morrison & Foerster LLP.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

Date: October 21, 2004	By:	/s/ Scott A. Shanaberger Name: Scott A. Shanaberger Title: Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

5.01	Legality Opinion of Morrison & Foerster LLP.

8.01	Tax Opinion of Morrison & Foerster LLP.